================================================================================






                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities  Exchange Act of 1934
        Date of Report (Date of Earliest Event Reported) November 10, 1999
                                                         -----------------

                        LEXINGTON B & L FINANCIAL CORP.
                        -------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

      Missouri                          0-28120                  43-1739555
      --------                          -------                  ----------
(State or other Jurisdiction of       (Commission               (IRS Employer
 Incorporation or Organization        File Number)           Identification No.)

                 919 Frankin Avenue, Lexington, Missouri 64067
                 ---------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (660) 259-2247
                                 --------------
             (Registrant's Telephone Number, including Area Code)

                                Not Applicable
                                --------------
         (Former Name or Former Address, If Changed Since Last Report)









================================================================================

ITEM 5. OTHER EVENTS

      On November 11, 1999, the Corporation announced that its annual meeting of stockholders will be held on Wednesday, January 26, 2000. Stockholders of record as of the close of business on December 7, 1999 will be entitled to notice of and to vote at the annual meeting. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

      On November 10, 1999, the Corporation amended the advance notice provision of its Bylaws to provide that a shareholder's notice of a nomination for director or a business proposal to be raised at the annual meeting must be received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Pursuant to the amended Bylaws, timely notice of any shareholder nomination or business proposal for the upcoming annual meeting must be received by the Corporation no later than November 27, 1999.

ITEM 7.  EXHIBITS

      3.1   Amended Bylaws of Lexington B&L Financial Corp.

      99.1  Press Release dated November 11, 1999

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LEXINGTON B & L FINANCIAL CORP.




Dated:  November 11, 1999     By:   /s/ Erwin Oetting, Jr.
                                    ----------------------------
                                    Erwin Oetting, Jr.
                                    President and Chief Executive Officer